Exhibit 3.249

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MIDDLETON, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF FORMATION, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2010, AT 4:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “MIDDLETON, LLC”.

Jeffrey W. Bullock, Secretary of State

4926897 8100H

121188316

AUTHENTICATION: 9957553

DATE: 11-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

MIDDLETON, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Middleton, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 21st day of December 2010.

MIDDLETON, LLC

Christian B. Mills,

Authorized Person of Company

2